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                                     EXHIBIT 1.1

                            MANAGING SALES AGENT AGREEMENT

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                            MANAGING SALES AGENT AGREEMENT



    MANAGING SALES AGENT AGREEMENT made as of October 27, 1997, between BERTHEL FISHER & COMPANY FINANCIAL SERVICES, INC., an Iowa corporation (the "Managing Sales Agent"), BERTHEL FISHER & COMPANY LEASING, INC., an Iowa corporation (the "General Partner"), and TELECOMMUNICATIONS INCOME FUND XI, L.P. (the "Partnership").


                                       RECITALS

    The General Partner is a corporation duly organized under the laws of Iowa, and is the General Partner of the Partnership formed as a limited partnership under the laws of Iowa pursuant to a Limited Partnership Agreement (the "Limited Partnership Agreement"). The Partnership proposes to offer and sell up to 25,000 units representing limited partnership interests (the "Units") to the general public, pursuant to a public offering of the Units (the "Offering") registered with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

    The Managing Sales Agent is a corporation presently in good standing in the State of Iowa, is a member presently in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), is presently licensed or will be licensed as a securities broker-dealer qualified to offer and sell to members of the public securities of the type represented by the Units in the states in which the Units are to be offered and is presently registered with the SEC as a broker-dealer.

    The General Partner, on behalf of the Partnership, will file with the SEC a registration statement on Form S-1, including a preliminary prospectus, for the registration of the Units under the Securities Act. Such registration statement, as it may be amended, and the prospectus included therein at the time the registration statement becomes effective, including any supplements and amendments to such documents after the effective date of the registration statement, are herein referred to as the "Registration Statement" and the "Prospectus," respectively.

    The offer and sale of the Units shall be made pursuant to the terms and conditions of the Registration Statement and the Prospectus as well as pursuant to the terms and conditions of all applicable securities laws of all states in which the Units are offered and sold.

    The Partnership and the General Partner desire to retain the Managing Sales Agent to use its best efforts to sell the Units and to manage the sale of Units by others, and the Managing Sales Agent is willing and desires to serve as the managing placement agent for the Partnership for the sale of the Units upon the terms and conditions hereinafter set forth.

    NOW, THEREFORE, in consideration of the premises and terms and conditions thereof, it is agreed as follows:

    1.   EMPLOYMENT; OPTION.

         (a) Subject to the terms and conditions herein set forth, the Partnership hereby employs the Managing Sales Agent as a broker-dealer to use its best efforts to sell the Units for the Partnership's account, pursuant to the Registration Statement and the Prospectus. The Managing Sales Agent hereby accepts such employment and covenants, warrants and agrees that all Units sold by or through it will be sold according to all of the terms and conditions of the Registration Statement, the Conduct Rules of the NASD and all applicable state and federal laws, including the Securities Act and any and all regulations


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and rules pertaining thereto heretofore or hereafter issued by the SEC.  Neither the Managing Sales Agent nor any other person shall have any authority or give any information or make any representations in connection with any offer or sale of the Units other than as contained in the Prospectus and as is otherwise expressly authorized in writing by the General Partner.

         (b) Promptly following receipt of written notice from the General Partner of the effective date of the Registration Statement, the Managing Sales Agent shall use its best efforts as managing broker-dealer to cause the Units to be sold at the price per Unit specified in, and in such quantities and to such persons and according to such terms as are contained in, the Registration Statement and the Prospectus. The Managing Sales Agent shall comply with all requirements set forth in the Registration Statement and the Prospectus. The Managing Sales Agent shall use and distribute, in conjunction with the offer and sale of the Units, only the Prospectus and such sales literature and advertising as shall conform in all respects to any restrictions of local law and the applicable requirements of the Securities Act and which shall be approved by the General Partner. The General Partner reserves the right to establish such additional procedures as they may deem necessary to insure compliance with the requirements of the Registration Statement, and the Managing Sales Agent shall comply with all such additional procedures to the extent that it has received such written notice thereof.


         (c) All checks received for purchase of any of the Units shall be made out to "First National Bank Iowa, Cedar Rapids, Iowa, Escrow #80-9164-00" and shall be deposited by the Managing Sales Agent in an escrow account (the "Escrow Account") established at First National Bank Iowa, Cedar Rapids, Iowa, solely for such deposits pursuant to an Escrow Agreement between the Partnership and First National Bank Iowa, Cedar Rapids, Iowa. The funds will be held in escrow in such Escrow Account or in an escrow account with such other substantial commercial bank designated by the Partnership as successor escrow agent, under and subject to the terms of an Escrow Agreement entered into between the Partnership and the escrow agent. All checks received from Selected Sales Agents who have obtained subscription payments by debiting an investor's account will be deposited by the Managing Sales Agent in the Escrow Account by the end of the next business day following receipt of such checks. Checks received from Selected Sales Agents who have not received subscribers' funds by debiting a customer's account will be deposited by the Managing Sales Agent in the Escrow Account no later than the second business day following receipt. After the Minimum number of Units has been sold, all checks received from Selected Sales Agents who have obtained subscription payments by debiting an investor's account will be deposited by the Managing Sales Agent to the account of the Partnership by the end of the next business day following receipt of such checks. Checks received from Selected Sales Agents who have not received subscribers' funds by debiting a customer's account will be deposited by the Managing Sales Agent to the account of the Partnership no later than the second business day following receipt.


         (d) During the full term of this Agreement, the General Partner shall have full authority to take such action as it may deem advisable with respect to all matters pertaining to the performance of the Managing Sales Agent under this Agreement.

         (e) The Units shall be offered and sold only where the Units may be legally offered and sold, and only to such persons in such states who shall be legally qualified to purchase the Units.

         (f) Notwithstanding anything herein to the contrary, the Managing Sales Agent shall have no obligation under this Agreement to purchase any of the Units for its own account.

    2. COMPENSATION TO THE MANAGING SALES AGENT. The Partnership shall pay the Managing Sales Agent, as compensation for services to be rendered by the Managing Sales Agent hereunder, a Managing Sales Agent Fee on each Unit sold on behalf of the Partnership of nine percent (9%) of the


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selling price of each Unit sold and delivered, which shall remain in effect during the full term of this Agreement unless otherwise changed by a written agreement between the General Partner and the Managing Sales Agent. From the Managing Sales Agent Fee the Managing Sales Agent shall pay the Selected Agent Fee which is an amount up to six and one-half percent (6.5%) of the selling price of each Unit sold and delivered. The Managing Sales Agent shall also be reimbursed by the General Partner for accountable expenses paid on behalf of the Partnership, as described in paragraph 7(c) herein. A sale of a Unit shall be deemed to be completed when a properly completed Subscription Agreement, Signature Page and Power of Attorney has been received by the Partnership and payment of the full purchase price of each purchased Unit has been received by the Partnership or the administrator of the Escrow Account, from a buyer who satisfies each of the terms and conditions of the Registration Statement and Prospectus. Such compensation due under this paragraph shall be payable to the Managing Sales Agent by the Partnership within ten (10) days after the end of the month of the receipt of the full purchase price; provided, however, that such compensation may, at the sole election of the Partnership, be paid at any time prior to such time; and provided further that no compensation shall be paid to the Managing Sales Agent with respect to any Units sold unless and until the purchase price for the Units is released from the Escrow Account to the Partnership or delivered directly to the Partnership in accordance with the Prospectus and the Escrow Agreement.

    3. CONDITIONS TO THE MANAGING SALES AGENT'S OBLIGATIONS. The Managing Sales Agent's obligations hereunder are subject, during the full term of this Agreement and the Offering, to: (a) the performance by the General Partner and the Partnership of their obligations hereunder and (b) the conditions that: (i) the Registration Statement shall become and remain effective; (ii) the NASD shall have indicated that it does not disapprove of the underwriting arrangements with respect to the Offering; and (iii) no stop order shall have been issued suspending the effectiveness of the Offering.

    4. CONDITIONS TO THE OBLIGATIONS OF THE GENERAL PARTNER AND THE PARTNERSHIP. The obligations of the General Partner and the Partnership hereunder are subject, during the full term of this Agreement and the Offering, to the conditions that: (a) at the effective date of the Registration Statement, and thereafter during the term of this Agreement while any Units remain unsold, the Registration Statement shall remain in full force and effect authorizing the offer and sale of the Units; (b) no stop order suspending the effectiveness of the Offering or other order restraining the offer or sale of the Units shall have been issued or proceedings theretofore initiated or threatened by any state regulatory agency or the SEC; and (c) the Managing Sales Agent shall have satisfactorily performed all of its obligations hereunder.

    5. COVENANTS OF THE GENERAL PARTNER. The General Partner covenants, warrants and represents, during the full term of this Agreement, that:

         (a) It shall use its best efforts to maintain the effectiveness of the Registration Statement and shall file, or cause to be filed, such amendments to the Registration Statement as may be reasonably necessary for that purpose.

         (b)  It shall advise the Managing Sales Agent whenever and as soon as:

              (i) the SEC or any state regulatory agency requests any amendment or supplement to the Registration Statement or the Prospectus;

              (ii) it receives or learns of any order issued by the SEC, any state regulatory agency or any other regulatory agency which suspends the effectiveness of the Registration Statement or prevents the use of the Prospectus or which otherwise prevents or suspends the Offering of the Units; or


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              (iii)  it receives notice of any proceedings involving any of the matters as set forth herein.

         (c) It shall use its best efforts to prevent the issuance of any order described herein in subsection (b) above and to obtain the lifting of any such order if issued.

         (d) It shall give the Managing Sales Agent written notice when the Registration Statement becomes effective and shall deliver to the Managing Sales Agent one copy of the exhibits to the Registration Statement and such number of copies of the Registration Statement, without exhibits, and the final Prospectus, and any supplements and amendments thereto, in the form in which filed with the SEC, as the Managing Sales Agent may reasonably request in connection with the sale of the Units, which Prospectus shall in all respects conform to the applicable requirements of the Securities Act and all applicable rules and regulations promulgated thereunder, and which Prospectus shall not contain any untrue statement of a material fact required to be stated therein or omit any material statement necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

         (e) It shall promptly notify the Managing Sales Agent of any post-effective amendments or supplements to the Registration Statement or Prospectus, and shall furnish the Managing Sales Agent with copies thereof.

         (f) It shall keep the Managing Sales Agent fully informed of any material development to which the Partnership is a party or which concerns the business and condition of the Partnership.

         (g) It shall cause the Partnership to be operated in the manner described in the Registration Statement and shall abide by all applicable provisions of the Limited Partnership Agreement of the Partnership, as the same may be amended.

         (h) It shall use its best efforts to cause, at or prior to the time the Registration Statement becomes effective, the qualification of the Units (or exemption from qualification) for offering and sale under the securities laws of every state in which the Units will be sold.

    6. COVENANTS OF THE MANAGING SALES AGENT. The Managing Sales Agent covenants, warrants and represents that:

         (a) It shall use its best efforts to prevent the sale of Units through persons other than broker-dealers who are licensed members of the NASD, registered as broker-dealers with the SEC and duly licensed by the appropriate regulatory agency of each state in which they will offer and sell the Units.

         (b) It shall provide the General Partner, when received, with a copy of any letter from the NASD in which the NASD indicates that it does not disapprove of the underwriting arrangements with respect to the Offering.

         (c) Based upon a review, to the extent relevant to the Offering, of the items referred to in Rule 2810(b)(3)(B) of the Conduct Rules of the NASD, as set forth in the Prospectus and other materials made available to it by the General Partner, it has reasonable grounds to believe that all material facts relating to the Offering are adequately disclosed and provide a basis for evaluation of the Offering.


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         (d)  At the date of execution of this Agreement, it has complied with
Rules 2810(b)(3)(A) and  2810(b)(3)(B) of the Conduct Rules of the NASD.

         (e) In recommending to a prospective Subscriber the purchase, sale or exchange of Units, the Managing Sales Agent shall have, and shall insure that all persons associated with the Managing Sales Agent ("Associates") making such recommendations shall have, reasonable grounds to believe, on the basis of information obtained from the prospective Subscriber concerning his investment objectives, other investments, financial situation and needs, and any other information known by the Managing Sales Agent or such Associates, that the prospective Subscriber satisfies the criteria as to suitability set forth in Rule 281(b)(2)(B)(i) of the Conduct Rules of the NASD, and prior to executing a purchase transaction with respect to Units, the Managing Sales Agent shall, and shall insure that each of its Associates proposing to execute such a transaction shall, inform the prospective Subscriber of all pertinent facts relating to the liquidity and marketability of the Units during the term of the investment.

         (f) It shall maintain in its files, for the longer of the period prescribed by SEC Rule 17a-4 or the period prescribed by the state blue sky laws applicable to it, documents disclosing the basis upon which the determination of suitability was reached as to each Subscriber who subscribes for Units through it.

         (g) It shall not execute any transaction for a Subscriber in connection with the Offering in a discretionary account without the prior written approval of such transaction by such Subscriber.

         (h) It shall not distribute or provide any sales incentive items other than in compliance with Rule 2810(b)(4)(E).

         (i) It is familiar with Release No. 4968 and Rule 15C2-8 under the Exchange Act, which relate to the distribution of preliminary and final prospectuses, and shall comply therewith.

    7.   PAYMENT OF COSTS AND EXPENSES.

         (a) The Managing Sales Agent shall pay all costs and expenses incident to the performance of its obligations under this Agreement not expressly assumed by the Partnership as provided herein.

         (b) The Partnership shall pay all costs and expenses, up to a maximum amount equal to three and one-half percent (3.5%) of gross proceeds related to:

              (i) the registration of the offer and sale of the Units with the SEC, including the cost of preparation, printing, filing and delivery of the Registration Statement, all amendments or supplements thereto and all copies of the Prospectus used in the Offering;

              (ii) the qualification or registration of the Units under state securities or "Blue Sky" laws of states where the Units are offered or sold and must be qualified or registered;

              (iii) the filing and clearance of the Registration Statement and its Exhibits with the NASD;

              (iv) communications for prospective investors, including the cost of preparation, printing, filing and delivery and all sales brochures and similar literature used in the Offering and the cost of preparation of video presentations for use in that connection;


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              (v)    any fees and disbursements of counsel and accountants
         relating to the above items; and

              (vi) bona fide "due diligence" activities relating to the Offering, including training meetings and seminars held for participating broker-dealers and their registered representatives.

         (c) The General Partner may advance to the Managing Sales Agent all or any portion of the costs and expenses described above. The General Partner shall be responsible for payment of all such costs and expenses as exceed three and one-half percent (3.5%) of gross proceeds of the offering.

    8.   INDEMNIFICATION.

         (a) The Managing Sales Agent agrees to indemnify, defend and hold harmless the Partnership and the General Partner and their officers, directors, employees and agents against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending such claims or liabilities, whether or not resulting in any liability to the Partnership, the General Partner or any of their officers, directors, employees or agents, which they or any of them may incur, arising out of the offer or sale by the Managing Sales Agent of any Units pursuant to this Agreement or arising out of the breach by the Managing Sales Agent of any of the terms and conditions of this Agreement, including but not limited to alleged violations of the Securities Act and/or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), OTHER THAN any claim, demand or liability arising from any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the Registration Statement, as filed and in effect with the SEC, or any amendments or supplement thereto, or in any application prepared by the General Partner and filed with any state regulatory agent in order to register or qualify the Units under the securities laws thereof (the "blue sky applications"), or in any supplemental sales material which is prepared by the General Partner for distribution to prospective investors, or which shall arise out of or be based upon any omission or alleged omission to state therein a material fact required to be stated in the Prospectus or the Registration Statement or any of the blue sky applications or such supplemental sales material necessary to make the statements therein not misleading. This indemnity provision shall survive the termination of this Agreement.

         (b) The General Partner agrees to indemnify, defend and hold harmless the Managing Sales Agent and its officers, directors, employees and agents (including selected sales agents) against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending such claims or liabilities, whether or not resulting in any liability to the Managing Sales Agent or any of its officers, directors, employees or agents, which they or any of them may incur, including but not limited to alleged violations of the Securities Act and/or the Exchange Act, BUT ONLY to the extent that such losses, claims, demands, liabilities and expenses shall arise out of or be based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the Registration Statement, as filed and in effect with the SEC, or any amendment or supplement thereto, or in any of the blue sky applications, or in any supplemental sales material which is prepared by the General Partner for distribution to prospective investors, or which shall arise out of or be based upon a breach of this Agreement by the General Partner or the Partnership. This indemnity provision shall survive the termination of this Agreement.

    9. TERM OF AGREEMENT. This Agreement shall become effective when executed. Any party hereto may prevent this Agreement from becoming effective, without liability to the other parties, by written notice before the day on which the Registration Statement becomes effective. After this Agreement becomes effective, any party may terminate it at any time for any reason by giving thirty (30) days' written


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notice to the other parties; PROVIDED, HOWEVER, that this Agreement shall in any event automatically terminate at the first occurrence of any of the following events: (a) the Registration Statement shall cease to be effective; (b) the Offering shall be terminated; or (c) the Managing Sales Agent's license or registration to act as a broker-dealer shall be revoked or suspended by any federal or state regulatory agency and such revocation or suspension is not cured within ten (10) days from the date of such occurrence.

    10. NOTICES. All notices and communications hereunder shall be in writing and, if sent to the Partnership and the General Partner, shall be mailed to:

                  TELECOMMUNICATIONS INCOME FUND XI, L.P.
                  100 Second Street, SE
                  Cedar Rapids, Iowa 52401

                  BERTHEL FISHER & COMPANY LEASING, INC.
                  100 Second Street, SE
                  Cedar Rapids, Iowa 52401

         and if sent to the Managing Sales Agent, shall be mailed to:

                  BERTHEL FISHER & COMPANY FINANCIAL SERVICES, INC. 100 Second Street, SE
                  Cedar Rapids, Iowa 52401

    11. SUCCESSORS. This Agreement shall not be assigned or transferred by the Managing Sales Agent by operation of law or otherwise.

    12.  CONSTRUCTION.

         (a) This Agreement shall be governed by, and construed in accordance with, the applicable laws of the State of Iowa without regard to any provision or rule of law which should require the application of the law of any state other than Iowa.

         (b) Nothing in this Agreement shall constitute the Managing Sales Agent as in association or partnership with the Partnership or with the General Partner, and, instead, this Agreement shall only constitute the Managing Sales Agent as a broker-dealer authorized by the Partnership and the General Partner to sell and to manage the sale by others of the Units according to the terms expressly set forth herein, provided that the Managing Sales Agent shall not in any event have any authority to act as the agent of the Partnership or the General Partner except according to the terms expressly set forth herein.

         (c) This Agreement embodies the entire understanding between the parties hereto, and no variation, modification or amendment to this Agreement shall be deemed valid or effective unless and until it is signed by all parties hereto.

         (d) If any provision of this Agreement shall be deemed void, invalid or ineffective for any reason, the remainder of this Agreement shall remain in full force and effect.


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    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                  MANAGING SALES AGENT:

                                  BERTHEL FISHER & COMPANY FINANCIAL
                                  SERVICES INC.

                                  By   /s/ Dwight E. Wheelan
                                     ----------------------------------------
                                       DWIGHT E. WHEELAN, President


                                  GENERAL PARTNER:

                                  BERTHEL FISHER & COMPANY LEASING, INC.

                                  By   /s/ Thomas J. Berthel
                                     ----------------------------------------
                                       THOMAS J. BERTHEL, President


                                  PARTNERSHIP:

                                  TELECOMMUNICATIONS INCOME FUND XI, L.P.

                                  By:  BERTHEL FISHER & COMPANY LEASING, INC.

                                       By   /s/ Thomas J. Berthel
                                          -----------------------------------
                                            THOMAS J. BERTHEL, President


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